UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 15, 2004

Herbalife Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-115363	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 410-9600*

N/A
(Former name or former address, if changed since last report.)

*                c/o Chief Financial Officer of Herbalife International, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2004, Herbalife Ltd. (“Herbalife”) and certain of its shareholders (the “Selling Shareholders”) entered into an agreement (the “Purchase Agreement”) pursuant to which Herbalife and the Selling Shareholders agreed to issue and sell to an underwriting syndicate jointly led by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (collectively, the “Underwriters”) an aggregate of 14,500,000 common shares of Herbalife, par value $0.002 per share, of which 1,000,000 shares are to be sold by the Selling Shareholders.  Herbalife also granted the Underwriters a 30-day over-allotment option to purchase up to 2,175,000 additional common shares.

The foregoing summary is subject to the complete text of the form of Purchase Agreement which is filed as Exhibit 1.1 to Amendment No. 5 to Herbalife’s Registration Statement on Form S-1 (File No. 333-119485) filed with the Securities and Exchange Commission on December 14, 2004 and is incorporated herein by reference, and is qualified in its entirety by reference thereto.

Item 5.02 Election of Directors

Herbalife’s board of directors elected Leroy T. Barnes, Jr., Richard P. Bermingham and Peter Maslen as new directors, effective upon the listing of Herbalife’s common shares on the New York Stock Exchange on December 16, 2004.  Mr. Barnes is a member of Herbalife’s Audit and Corporate Governance and Nominating Committees.  Messrs. Bermingham and Maslen are members of Herbalife’s Audit and Compensation Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBALIFE LTD.

Date: December 20, 2004	/s/ BRETT CHAPMAN
Brett R. Chapman
General Counsel